Exhibit 99.1

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605                      (914) 948-1300
NEWS

FOR IMMEDIATE RELEASE White Plains, New York March 29, 2011

Presidential Realty Corporation, a real estate investment trust whose shares are traded on the NYSE AMEX LLC (PDLB) and the over the counter market (PDNLA), is engaged principally in the ownership of income-producing real estate and in the holding of notes and mortgages secured by real estate or interests in real estate.

Results of operations for the three months ended December 31, 2010:

The Company’s net loss for the three months ended December 31, 2010 was $0.59 per share compared to a net loss of $0.31 per share for the three months ended December 31, 2009.

Continuing Operations:

Loss from continuing operations was $0.61 per share for the three months ended December 31, 2010 compared to a loss of $0.35 per share for the three months ended December 31, 2009.  This increase in loss of $0.26 per share is primarily attributable to a $0.36 per share increase in general and administrative expenses during the three months ended December 31, 2010 and the $0.15 per share additional gain recorded during the three months ended December 31, 2009 in connection with the settlement of several joint venture loans. As previously disclosed and more fully described in the Company’s Form 10-K for the year ended December 31, 2010, the Company entered into a settlement agreement on February 27, 2009 with its joint venture partners with respect to defaults on three of the Company’s mezzanine loans.  These increases in loss are partially offset by a $0.26 per share decrease in the Company’s share of the loss from joint ventures.

General and administrative expenses increased by $0.36 per share during the three months ended December 31, 2010 primarily as a result of the Company recording a $750,000 ($0.22 per share) valuation reserve for a $750,000 non-interest bearing, nonrecourse note receivable, which was due on December 31, 2010, and not paid.  In addition, the Company also recorded accrued severance payments totaling $1,458,000 ($0.43 per share) due to two executives of the Company as a result of the termination of their employment as of December 31, 2010.  These increases were partially offset by a decrease of $1,170,000 ($0.34 per share) in contractual pension and postretirement plan expenses as a result of contractual amendments for these two executives, whereby no benefits were to be paid from these plans upon termination of employment.  As a result, the accrued liabilities for contractual pension and postretirement benefits for these two executives were cancelled and a gain was recognized.

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605                      (914) 948-1300
NEWS

FOR IMMEDIATE RELEASE White Plains, New York March 29, 2011

Discontinued Operations:

The total income from discontinued operations was $0.02 per share for the three months ended December 31, 2010 compared to total income of $0.04 per share for the three months ended December 31, 2009.  The three months ended December 31, 2009 included a gain of $0.04 per share from the sale of a cooperative apartment unit in Riverdale, New York.

Results of operations for the year ended December 31, 2010:

The Company’s net loss for the year ended December 31, 2010 was $0.66 per share compared to net income of $0.88 per share for the year ended December 31, 2009.

Continuing Operations:

Loss from continuing operations was $1.31 per share for the year ended December 31, 2010 compared to a loss of $0.15 per share for the year ended December 31, 2009.  This increase in loss of $1.16 per share was primarily attributable to a $1.32 per share gain recorded during the year ended December 31, 2009 in connection with the settlement of several joint venture loans and a $0.25 per share increase in general and administrative expenses during the year ended December 31, 2010.  These increases in loss are partially offset by a $0.39 per share decrease in the Company’s share of the loss from joint ventures.

General and administrative expenses increased by $0.25 per share during the year ended December 31, 2010 primarily as a result of the $0.22 per share valuation reserve and the $0.43 per share in accrued severance payments discussed above for the three months ended December 31, 2010.  These increases were partially offset by a decrease of $1,268,000 ($0.37 per share) in contractual pension and postretirement plan expenses as a result of the contractual amendments discussed above.

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605                      (914) 948-1300
NEWS

FOR IMMEDIATE RELEASE White Plains, New York March 29, 2011

Discontinued Operations:

The total income from discontinued operations was $0.65 per share for the year ended December 31, 2010 compared to $1.03 per share for the year ended December 31, 2009.  The year ended December 31, 2010 included a gain of $0.52 per share from the sale of the Building Industries Center property in White Plains, New York and a gain of $0.09 per share from the sale of four cooperative apartment units in New York, New York.  The year ended December 31, 2009 included a gain of $0.95 per share from the sale of the Crown Court property in New Haven, Connecticut and a gain of $0.03 per share from the sale of a cooperative apartment unit in Riverdale, New York.

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605                      (914) 948-1300
NEWS

FOR IMMEDIATE RELEASE White Plains, New York March 29, 2011

	RESULTS OF OPERATIONS

	THREE MONTHS ENDED		YEAR ENDED
	DECEMBER 31,		DECEMBER 31,
	2010	2009	2010	2009

Gross revenues (excluding revenues
from discontinued operations)	$1,194,000	$1,133,000	$4,692,000	$4,594,000

Loss from continuing operations	$(2,179,000)	$(1,271,000)	$(4,790,000)	$(763,000)

Income (loss) from discontinued operations	50,000	(2,000)	147,000	153,000
Net gain from sales of discontinued
operations	-	121,000	2,063,000	3,329,000
Total income from discontinued operations	50,000	119,000	2,210,000	3,482,000

Net income (loss)	(2,129,000)	(1,152,000)	(2,580,000)	2,719,000

Add: Net loss from
noncontrolling interest	122,000	94,000	344,000	265,000

Net Income (Loss) attributable to
Presidential Realty Corporation	$(2,007,000)	$(1,058,000)	$(2,236,000)	$2,984,000

Per share of common stock attributable to
Presidential Realty Corporation
(basic and diluted):

Loss from continuing operations	$(0.61)	$(0.35)	$(1.31)	$(0.15)

Income from discontinued operations	0.02	-	0.04	0.05
Net gain from sales of discontinued
operations	-	0.04	0.61	0.98
Total income from discontinued operations	0.02	0.04	0.65	1.03

Net Income (Loss) per Common Share -
basic and diluted	$(0.59)	$(0.31)	$(0.66)	$0.88

Average shares outstanding -
basic and diluted	3,394,429	3,382,929	3,392,072	3,381,237

Presidential Realty Corporation
180 South Broadway
White Plains, N.Y. 10605                      (914) 948-1300
NEWS

FOR IMMEDIATE RELEASE White Plains, New York March 29, 2011

Forward-Looking Statements

Certain statements in this release that are not historical fact may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the effects of the approval on January 20, 2011 by the Company’s stockholders of the sale of all or substantially all of the Company’s assets and the adoption of a plan of liquidation.  These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•
the risk that management may not be able to execute the sale of all or substantially all of the Company’s assets and complete the plan of liquidation, either through a sale of individual assets or in a strategic transaction;

•
continuing generally adverse economic and business conditions, which, among other things, (a) affect the demand for residential, retail, industrial and office space at properties owned by the Company or which are security for loans made by the Company and (b) affect the availability and creditworthiness of prospective tenants and the rental rates obtainable at the properties;

•
continuing adverse conditions in the real estate markets, which affect the ability of the Company or the joint venture in which the Company is a member to sell, or refinance the mortgages on, their properties and which may also affect the ability of prospective tenants to rent space at these properties;

•	general risks of real estate ownership and operation;
•	governmental actions and initiatives;
•	environmental and safety requirements; and
•	failure to comply with continuing listing standards of the NYSE AMEX.

Additional factors that could cause Presidential’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2010 Annual Report on Form 10-K. Except as required by law, the Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any changes in the Company’s expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

For further information contact:
Jeffrey F. Joseph, President
Presidential Realty Corporation
at the above address and telephone number